UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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PAB BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 23, 2006

To the Shareholders of PAB Bankshares, Inc.:

The Annual Meeting of Shareholders (the "Annual Meeting") of PAB Bankshares, Inc. (the "Company") will be held at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia 31602 on Tuesday, May 23, 2006 at 10:00 a.m., local time, for the following purposes:

1.	To elect four members to the Board of Directors to serve three-year terms expiring at the Annual Meeting of Shareholders in 2009.

2.	To ratify the appointment of Mauldin & Jenkins, LLC as our independent auditors for the fiscal year 2006.

3.
To approve the amendment of the 1999 Stock Option Plan to (i) increase the number of shares reserved for issuance under the plan to 1,600,000 shares and (ii) to extend the term of the plan by ten years.

4.	To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set April 3, 2006 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

James L. Dewar, Jr.
Chairman of the Board

Valdosta, Georgia
April 21, 2006

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

PROXY STATEMENT

PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PAB Bankshares, Inc. (the "Company") of proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 23, 2006 at 10:00 a.m., local time, at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia 31602. The Company operates through its bank subsidiary, The Park Avenue Bank (the "Bank").

The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. The proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

This Proxy Statement and the enclosed proxy are being mailed to the Company's shareholders on or about April 21, 2006.

The Board of Directors of the Company has set April 3, 2006 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of April 3, 2006, there were 9,512,767 shares of common stock of the Company issued and outstanding.

In order to establish a quorum for the transaction of business at the Annual Meeting, the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company's Board of Directors has nominated four persons for election as directors at the Annual Meeting to hold office until the 2009 Annual Meeting of Shareholders. Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

The members of the Company's Board of Directors are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class generally serving three-year terms. The Company's Board of Directors presently consists of 14 members, who are listed beginning on page 3.

Vote Required

If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons voting the proxies will vote for the election of another nominee designated by the Company's Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee. The proposal to elect directors to serve as members of the Company's Board of Directors requires the affirmative vote of a plurality of the shares of common stock of the Company present, in person, or represented by proxy at the Annual Meeting. Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Nominations for Election and Information Regarding Directors

Set forth below is information about each nominee director for election to a term of office expiring at the 2009 Annual Meeting of Shareholders and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2007 or 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AS DIRECTORS
Term Expiring at the 2009 Annual Meeting of Shareholders

WALTER W. CARROLL, II
Real Estate Investor
Director since 1989
Age 57

Mr. Carroll is an associate broker with Coldwell Banker Premier Real Estate in Valdosta, Georgia. Mr. Carroll served as Vice President of Business Development for the Bank from April 2002 through June 2005 and has served as a director of the Bank since 1989. Mr. Carroll worked as a commercial real estate agent from 1998 to 2002. He also served as an executive officer and an owner of Sunset Farm Foods, Inc. from 1971 to 1997. Mr. Carroll has served as a member of the Bank's Loan Committee since 2001. Prior to his term of employment with the Bank, Mr. Carroll also served as a member of the Company's Audit Committee from 1989 until April 2002.

JAMES L. DEWAR, JR.
Real Estate Developer
Director since 1982
Age 63

Mr. Dewar is President of Dewar Properties, Inc. and Dewar Realty, Inc. in Valdosta, Georgia where he has been actively involved in various facets of real estate development, construction and management for the past 34 years. Mr. Dewar served as interim President and Chief Executive Officer of the Company from August 2004 to February 2005. Mr. Dewar has served as Chairman of the Board of Directors of the Company and the Bank since 2003, a member of the Bank's Loan Committee since 2001, and a member of the Company's Compensation Committee since March 2005. Mr. Dewar has also served as a director of the Bank since 1969.

JOHN E. MANSFIELD, JR.
Real Estate Investor
Director since 2005
Age 50

Mr. Mansfield is President of Indigo Land Company, a real estate investment firm located in Alpharetta, Georgia. Mr. Mansfield is also a partner in Dominion Capital Management, an equity financing group located in Atlanta, Georgia. Prior to serving in his current capacities, Mr. Mansfield was the managing partner of Onyx-Mansfield Energy from 1998 to 2001; the founder and President of Onyx Petroleum from 1986 to 1998; the Vice President of Mansfield Oil Company from 1978 to 1984, and the President of Kangaroo Convenience Stores from 1981 to 1985, all of which were located in Gainesville, Georgia. In January 2005, Mr. Mansfield was elected to the Board of Directors of the Company and the Bank, and he was appointed to serve on the Bank's Loan Committee. In March 2005, Mr. Mansfield was appointed to serve on the Company's Compensation Committee.

JOE P. SINGLETARY, JR.
Executive/Oil Jobber
Director since 1989
Age 68

Mr. Singletary is an executive officer and an owner of Sing Bros., Inc., a gasoline and wholesale/retail company in Valdosta, Georgia, and Tripo, Inc., a similar business also in Valdosta. Mr. Singletary served as a director of the Bank from 1989 until 1999 and was reelected as a director in 2001. Mr. Singletary has also served as a member of the Bank's Loan Committee since 2001.

INCUMBENT DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2008 Annual Meeting of Shareholders

R. BRADFORD BURNETTE
Retired Bank Executive
Director since 1982
Age 66

In 2001, after 34 years of dedicated service, Mr. Burnette retired from the Company and the Bank. He served as President and Chief Executive Officer of the Company since its founding in 1982 up to retirement, as the Chief Executive Officer of the Bank from 1990 to 1997, as President of the Bank from 1983 to 1990, and as Executive Vice President of the Bank from 1968 to 1982. Mr. Burnette also served as Chairman of the Board of Directors of the Company and the Bank from February 2000 to March 2003. Mr. Burnette has served as a director of the Bank since 1968.  Mr. Burnette has served as a member of the Bank's Loan Committee since 2001, as Chairman of the Company’s Governance Committee February 2005, and as an ex-officio member of the Company’s Compensation Committee since March 2005. Mr. Burnette is also a director of Nexity Financial Corporation of Birmingham, Alabama and the Federal Home Loan Bank of Atlanta.

MICHAEL H. GODWIN
Real Estate Executive
Director since 2002
Age 47

Mr. Godwin is the President, Chief Executive Officer, and member of the Executive Committee of Ambling Companies, Inc., a real estate development, construction and management company headquartered in Valdosta, Georgia. Mr. Godwin is a member of the Board of Directors of the National Multi-Housing Council. He is also a member of the Association of College and University Housing Officers-International, the National Home Builders Association, and the Georgia Affordable Housing Coalition. Mr. Godwin has served as a director of the Bank since 2000. Mr. Godwin has served as a member of the Bank's Loan Committee since 2003, as Chairman of the Company’s Compensation Committee since March 2005, as a member of the Company’s Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as a member of the Company’s Nominating Committee since February 2005.

KENNITH D. MCLEOD
Certified Public Accountant
Director since 1999
Age 59

Mr. McLeod is a self-employed certified public accountant in Hazlehurst, Georgia. Mr. McLeod is also the principal owner and Chief Executive Officer of Hazlehurst Main Street, Inc. and Medallion Investment Group, LLC, both of which are involved in commercial and industrial real estate ownership and management. He has served as a director of the Bank since 2001 and as a director of Baxley Federal Bank from 1985 until its merger into the Bank in March 2002. Mr. McLeod has also served as a member of the Company's Audit Committee since 2000.

PAUL E. PARKER
Bakery Executive
Director since 1998
Age 57

Mr. Parker is a director and the Vice President of Claxton Bakery, Inc., a family owned wholesale bakery located in Claxton, Georgia, and is Vice President of ADMP Enterprises, Inc., a commercial real estate management company. Mr. Parker was a founding director and Vice Chairman of the Board of Directors of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 to 1998, when it was acquired by the Company. He has served as a director of the Bank since 2001 and as a director of Eagle Bank and Trust from its founding in 1990 until its merger into the Bank in January 2002. Mr. Parker has served as a member of the Company's Audit Committee since 1998. Mr. Parker is a director of The Claxton Bank and its holding company, Southern Bankshares, Inc., an unaffiliated, privately-owned bank.

M. BURKE WELSH, JR.
President and Chief Executive Officer of the Company and the Bank
Director since 2005
Age 59

Mr. Welsh is President, Chief Executive Officer and director of the Company and the Bank, positions he has held since February 2005. Prior to accepting his current duties, Mr. Welsh served as Senior Executive Vice President of the Company, as President of the Bank since 2003, and as Chief Executive Officer of the Bank since 2004. Mr. Welsh has also served as a member of the Bank's Loan Committee since 2001. Since joining the Company in August 2000, Mr. Welsh has served in various senior management positions, including Chief Credit Officer and Market President for Valdosta and Henry County. Prior to joining the Company, Mr. Welsh was employed by Central & Southern Bank and its successors, Premier Bancshares, Inc., and BB&T Corporation, from 1992 to 2000, where he last served as the Henry County Market Executive for BB&T Corporation.

INCUMBENT DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2007 Annual Meeting of Shareholders

DOUGLAS W. MCNEILL
Real Estate Executive
Director since 2005
Age 63

Mr. McNeill is the President of Case Pomeroy Properties, a subsidiary of Case, Pomeroy and Company, Inc. Case Pomeroy Properties is a real estate development and investment firm located in Jacksonville Beach, Florida. Mr. McNeill has been involved in the real estate industry for more than 30 years as a senior level executive directing multi-million dollar developments and investments. He also serves as a director of the Real Estate Advisory Committee of the Reinhold Corporation and a member of the Investment Committee of the Levitt Corporation. In addition, he is a director of Kent State University Foundation and a past director of Leadership Florida and the Florida Chamber of Commerce. Since March 2005, Mr. McNeill has served on the Bank's Loan Committee and the Company's Compensation Committee.

BILL J. JONES
Retired Bank Executive
Director since 1998
Age 77

In 1987, Mr. Jones retired as President and Chief Executive Officer of Citizens & Southern National Bank, Decatur County, after 36 years in the banking business. In 1991, Mr. Jones helped to form Bainbridge National Bank and its parent company, Investors Financial Corp., where he served as Chairman of the Board of Directors for both entities until 1998 when they were acquired by the Company and Bainbridge National Bank was merged into the Company’s subsidiary First Community Bank of Southwest Georgia. He served as a director and Vice Chairman of First Community Bank of Southwest Georgia from 1998 until 2001. In 2001, Mr. Jones was elected a director of the Bank. Mr. Jones has served as Chairman of the Company's Audit Committee since 1999, as a member of its Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as a member of the Company’s Nominating Committee February 2005.

JAMES B. LANIER, JR.
Consultant Forester
Director since 1998
Age 59

Mr. Lanier is President and owner of Lanier Appraisals, Inc., a real estate appraisal firm, and Secretary-Treasurer and a partner in Lanier-Brookins, Inc., a forestry consulting firm. In 1990, Mr. Lanier helped to form Eagle Bank and Trust and its parent Eagle Bancorp, Inc. in Statesboro, Georgia, where he served both entities as a director from 1990, as Chairman of the Board of Eagle Bancorp, Inc. from 1997 to 1998, when it was acquired by the Company, and as Chairman of the Board of Directors of Eagle Bank and Trust from 1997 until it was merged into the Bank in January 2002. He has served as a director of the Bank since 2001. Mr. Lanier has served as a member of the Company's Audit Committee since April 2002 and as a member of the Company’s Governance Committee since February 2005.

F. FERRELL SCRUGGS, SR.
Retired Construction Executive
Director since 1989
Age 67

In 2002, Mr. Scruggs retired as Chairman of the Board of Directors of the Scruggs Company, a road construction company headquartered in Valdosta, Georgia, where he had worked for 37 years. Mr. Scruggs also served as the Vice President and Secretary of Civiltec, Inc., another road construction company, from 2002 until 2003. Mr. Scruggs was a director of the Bank from 1989 until 1999 and was reelected a director in 2001. He has served as Chairman of the Bank's Loan Committee since 2002 and a member since 2001, as Chairman of its Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as Chairman of the Company’s Nominating Committee since February 2005.

JOHN M. SIMMONS, III
Manufacturing Executive
Director since 1998
Age 67

Mr. Simmons is Chairman of the Board of Directors of Elberta Crate and Box Company headquartered in Bainbridge, Georgia, where he has been employed since 1961. In April 2005, Elberta Crate and Box Company spun off all of its Georgia and Florida real estate holdings into a newly formed company, Elberta Land Company, Inc. of which Mr. Simmons was elected President. He was elected a director of the Bank in 2001 and was a director of First Community Bank of Southwest Georgia from 1998 until its merger into the Bank in April 2002. Mr. Simmons was a director of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998, when they were acquired by the Company. Mr. Simmons has served as a member of the Company's Audit Committee since April 2002 and as a member of the Company's Governance Committee since February 2005.

There are no family relationships between any of the directors or executive officers of the Company or its subsidiaries. However, the following family relationships exist between certain directors and an officer of the Bank and certain non-fiduciary advisory directors of the Bank.

•	R. Bradford Burnette, a director of the Company, is the father-in-law of Jeffery E. Hanson, the Valdosta/Lowndes County Market President of the Bank;

•	Paul E. Parker, a director of the Company, is the brother of W. Dale Parker, a member of the Statesboro Advisory Board of the Bank;

•	F. Ferrell Scruggs, Sr., a director of the Company, is the father of F. Ferrell Scruggs, Jr., a member of the Valdosta Advisory Board of the Bank;

•	John M. Simmons, III, a director of the Company, is the father of Thomas S. Simmons, a member of the Bainbridge Advisory Board of the Bank; and

•	Joe P. Singletary, Jr., a director of the Company, is the father of Joe P. Singletary, III, a member of the Valdosta Advisory Board of the Bank.

PROPOSAL TWO:
RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins, LLC (“Mauldin & Jenkins”) as independent auditors for the 2006 fiscal year. A proposal will be presented at the Annual Meeting to ratify the appointment of Mauldin & Jenkins as our independent auditors for the 2006 fiscal year. Ratification of this appointment requires the affirmative vote of the majority of shares presented in person or represented by proxy at the Annual Meeting and entitled to vote. Votes may be cast for or against this proposal, or shareholders may abstain from voting thereon. Abstentions will have the effect of a vote against the proposal, but the failure of a shareholder to submit a proxy or attend the Annual Meeting, including broker non-votes, will have no effect on the outcome of this proposal. If shareholders fail to ratify the appointment of Mauldin & Jenkins, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. We have been advised that a representative from Mauldin & Jenkins will be present at the Annual Meeting, be given an opportunity to speak, and be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL TO APPOINT THE 2006 INDEPENDENT AUDITORS.

PROPOSAL THREE:
APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION PLAN

On February 28, 2006, the Board of Directors unanimously adopted a resolution approving and recommending to the shareholders for their approval an amendment to the PAB Bankshares, Inc. 1999 Stock Option Plan and has submitted it for the shareholders’ approval. The proposed amendment would increase the maximum aggregate number of shares of common stock for which options may be granted from 600,000 shares to 1,400,000 shares and extend the term of the Plan to ten years from the date of the adoption of these amendments by the Board of Directors.

In 1999, the Board of Directors and shareholders of the Company adopted and approved the PAB Bankshares, Inc. 1999 Stock Option Plan (the "1999 Plan"), which authorized the Company to grant options to purchase up to 600,000 shares of the common stock of the Company. Under the 1999 Plan, the Company has the authority to grant both nonqualified stock options, or "NQSOs," and incentive stock options, or "ISOs," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the terms of the 1999 Plan, shareholder approval is required in order to (i) increase the total number of shares of common stock available under the 1999 Plan (unless such increase is a result of changes in capitalization as described in the 1999 Plan), (ii) materially modify the requirements as to eligibility for participation in the 1999 Plan, or (iii) extend the term of the 1999 Plan. Accordingly, the amendment to the 1999 Plan is being submitted to the shareholders for their approval so that the Company may continue to issue ISOs and NQSOs under the 1999 Plan.

Proposed Amendments

The Board of Directors believes that competition for qualified employees will continue in the foreseeable future and that, in order to continue to attract and retain quality employees with adequate banking experience, additional shares need to be made available under the 1999 Plan. The Board of Directors has authorized an amendment to the 1999 Plan, subject to shareholder approval, that would:

•	increase the number of shares of the Company’s common stock available for award under the 1999 Plan by an additional 800,000 shares to a total of 1,400,000 shares;

•	extend the term of the 1999 Plan to February 28, 2016; and

•	specify that all shares subject to options under the plan are eligible for designation as ISOs, within the Board of Director’s discretion.

The Company intends to register the 800,000 additional shares on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval.

Summary of the 1999 Plan

The following summary of the 1999 Plan outlined below is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which is attached hereto as Appendix A. It may also be obtained without charge by writing to the Company at P.O. Box 3460, Valdosta, Georgia 31604-3460, Attention: Maryellen E. Dampier, or calling (229) 241-2775. The major provisions of the 1999 Plan are as follows:

Purpose

The purpose of the 1999 Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participants' identification with shareholders' interests and to facilitate the attraction and retention of key individuals with outstanding abilities. The 1999 Plan provides for the grant to members of the Board of Directors, employees, consultants and advisors of the Company and its affiliates who have made or have the capability of making a substantial contribution to the success of the Company, of options to purchase shares of the Company's common stock.

Administration

In adopting the 1999 Plan, the Board of Directors determined not to establish a Stock Option Committee and, therefore, the full Board is charged with the administration of the 1999 Plan pursuant to its terms.

Eligibility

The persons who are eligible to receive awards pursuant to the 1999 Plan are members of the Board of Directors, employees, consultants and advisors of the Company and its affiliates as the Board of Directors selects from time to time, but in no event may a person who is not an employee of the Company or its subsidiaries be granted ISOs under the 1999 Plan. The Company estimates that at the present time all of the 290 full-time employees of the Company and its subsidiaries are eligible to participate in the 1999 Plan. In addition, each of the 14 directors of the Company and its subsidiaries who are not employees or officers of the Company or its subsidiaries will be eligible to participate in the 1999 Plan.

Option Types

The 1999 Plan permits the Board of Directors to grant, in its discretion, ISOs and NQSOs. Stock options designated as ISOs are intended to comply with Section 422 of the Code. The Company's officers and employees are eligible to receive either ISOs or NQSOs under the 1999 Plan. Other individuals, including directors, who are not employees or officers of the Company or its subsidiaries may only receive NQSOs under the 1999 Plan.

Option Price

The Board of Directors determines the exercise price per share of the options, but in the case of ISOs, the price will in no event be less than the Fair Market Value (as defined in the 1999 Plan) of a share of common stock on the date the ISO is granted.

Time And Manner Of Exercise

Options may be exercised in whole at anytime, or in part from time to time with respect to whole shares only, within the period permitted for exercise and shall be exercised by written notice to the Company. Payment for shares of common stock purchased upon exercise of an option shall be made in cash or in such other form as the Board of Directors may specify in the applicable option agreement. In addition, the Company may, in its sole discretion, withhold or require an optionee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of an option.

Nontransferability

During the lifetime of the participant, ISOs awarded under the 1999 Plan may be exercised only by such person or by such person's guardian or legal representative. Any vested portion of a NQSO may be transferred during the lifetime of the participant only if the transfer is approved in advance by the Board of Directors, in their sole discretion.

Amendment Or Termination

The Board of Directors may terminate and in any respect amend or modify the 1999 Plan, except that shareholder approval is required in order to (i) increase the total number of shares of Common Stock available under the 1999 Plan (unless such increase is a result of changes in capitalization as described in the 1999 Plan), (ii) materially modify the requirements as to eligibility for participation in the 1999 Plan, or (iii) extend the term of the 1999 Plan.

Federal Income Tax Consequences of the 1999 Plan

Incentive Stock Options

Under the Code, an employee generally recognizes no regular taxable income as the result of the grant or exercise of an incentive stock option, or "ISO." However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price will be treated as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances. If any optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition. If the sale price of the shares is lower than the exercise price, the optionee generally will be entitled to a capital loss equal to the difference. If the sale price of the shares exceeds the fair market value of the shares on the date of option exercise, the optionee will recognize capital gain on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the shares and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than 12 months.

Nonqualified Stock Options

An optionee generally recognizes no taxable income as the result of the grant of any NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

Information Regarding Benefits

Awards under the 1999 Plan are, and will continue to be, discretionary. Accordingly, future awards are not determinable at this time. Reference is made to the section captioned "Executive Compensation" of this Proxy Statement for detailed information on stock option awards and exercises of such awards by certain executive officers.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005, regarding shares outstanding and available for issuance under the Company’s existing stock compensation and employee stock purchase plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)

Equity compensation plans approved by security holders	703,597	$11.91	40,216

Equity compensation plans not approved by security holders	n/a	n/a	n/a

(1)	Excluding securities reflected in the first column

Market Price of Common Stock

The closing price of the Company's common stock as quoted on NASDAQ was $19.42 per share on March 31, 2006. As of such date the approximate aggregate market value of the shares of the Company's common stock available for issuance under the 1999 Plan was $291,611.

Vote Required

The proposal to approve the amendment of the 1999 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast for or against this proposal, or shareholders may abstain from voting thereon. Abstentions will have the effect of a vote against the proposal, but the failure of a shareholder to submit a proxy or attend the Annual Meeting, including broker non-votes, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL TO AMEND THE 1999 STOCK OPTION PLAN.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the direction of the Company's Board of Directors, which held 12 meetings during 2005. During 2005, the Board of Directors had four standing committees: the Audit Committee, the Nominating Committee, the Governance Committee and the Compensation Committee. The principal functions and the names of the directors currently serving as members of each of those committees are set forth below. In February 2005, in an effort to enhance its corporate governance responsibilities and to allow for broader participation from the directorship in the committee roles, the Board of Directors elected to split the existing Nominating and Governance Committee into two separate committees, a Nominating Committee and a Governance Committee. In addition, the Board of Directors established a separate Compensation Committee in March 2005. Copies of the charters for the Audit, Nominating, Governance, and Compensation Committees are available on the Company’s website at www.pabbankshares.com.

During 2005, each of our directors attended at least 75% of all meetings of the full Board and of the Committees on which they served. All directors have served continuously since their first election. The Board of Directors has affirmatively determined that the following 11 directors, which constitute a majority of the Board, are independent in accordance with NASDAQ Rule 4350(c)(1) governing director independence: James L. Dewar, Jr., Michael H. Godwin, Bill J. Jones, James B. Lanier, Jr., John E. Mansfield, Jr., Kennith D. McLeod, Douglas W. McNeill, Paul E. Parker, F. Ferrell Scruggs, Sr., John M. Simmons, III, and Joe P. Singletary, Jr.

The NASDAQ rules governing director independence provide that in order for a director to be considered independent:

•	a director must not be, or during the past three years must not have been, employed by the company or by any subsidiary of the company;
•
a director must not have accepted or have an immediate family member who has accepted any payments from the company or any subsidiary of the company in excess of $60,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following:

o	compensation for board or committee service,
o	payments arising solely from investments in the company's securities,
o	compensation paid to an immediate family member who is a non-executive employee of the company or of a subsidiary of the company,
o	benefits under a tax-qualified retirement plan,
o	non-discretionary compensation,
o	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),
o
loans provided that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (iii) did not involve more than a normal degree of risk or other unfavorable factors, and (iv) were not otherwise subject to the specific disclosure requirements of Securities and Exchange Commission (“SEC”) Regulation S-K, Item 404, or

o
payments in connection with the deposit of funds or the Company acting in an agency capacity, provided such payments were (i) made in the ordinary course of business, (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404;

•	a director must not have an immediate family member who is, or has been in any of the past three years, employed by the company or any subsidiary of the company as an executive officer;
•
a director must not be, or have an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made or received payments for property or services in the current or any of the past three fiscal years exceeding 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

o	payments arising solely from investments in the company's securities; or
o	payments under non-discretionary charitable contribution matching programs.
•
a director must not be, or have an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the listed company's executive officers serve on that entity's compensation committee; and

•
a director must not be, or have an immediate family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and operates pursuant to an Audit Committee Charter, which is available on the Company's website at www.pabbankshares.com and was attached as an appendix to the Company’s 2004 Proxy Statement. The Audit Committee consists of five members and held 14 meetings during the 2005 fiscal year. The Audit Committee reviews the scope and timing of the audit services of the Company's independent accountants and any other services such accountants are asked to perform and has the authority to hire such independent accountants. In addition, the Audit Committee reviews the independent accountants' report on the Company's financial statements and the Company's policies and procedures with respect to internal accounting and financial controls. The five members of the Audit Committee during 2005 were Bill J. Jones, James B. Lanier, Jr., Kennith D. McLeod, Paul E. Parker and John M. Simmons, III, all of which the Board of Directors has determined to be independent in accordance with applicable NASDAQ and SEC requirements. The Company's Board of Directors has affirmatively determined that Kennith D. McLeod is an "audit committee financial expert" as that term is defined under applicable federal securities regulations.

The Governance Committee consists of three directors and did not meet during the 2005 fiscal year. The Governance Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles and guidelines applicable to the Company, and overseeing the evaluation of the Board of Directors and the Company's management. In 2005, the members of the Governance Committee were R. Bradford Burnette, James B. Lanier, Jr., and John M. Simmons, III.

The Compensation Committee consists of four independent directors and one director that serve the Committee in an advisory capacity. The Compensation Committee met seven times during the 2005 fiscal year. The Compensation Committee is responsible for the oversight of the corporate philosophy and structure of compensation programs, including corporate objectives relevant to executive compensation, evaluation of executive management’s performance, design of long-term incentive components, and approval of annual expenditures for executive compensation. In 2005, the members of the Compensation Committee were James L. Dewar, Jr., Michael H. Godwin, John E. Mansfield, Jr., and Douglas W. McNeill. R. Bradford Burnette served in an advisory capacity as an ex-officio member of the Committee in 2005, as the Board has determined that his presence on the Compensation Committee is in the best interest of the Company and its shareholders due to his significant experience and knowledge regarding bank and bank holding company governance.

The Nominating Committee consists of three independent directors and did not meet during the 2005 fiscal year. As such, the functions of the Nominating Committee were performed in 2005 by a majority of our independent directors. The Nominating Committee considers important aspects of the director nomination process, including those regarding qualifications for service on the Board of Directors, the committee's identification and evaluation of potential director nominees and the consideration of director nominees recommended by the shareholders. The current members of the Nominating Committee have been determined by the Board of Directors to be independent in accordance with the applicable NASDAQ and SEC requirements. In 2005, the members of the Nominating Committee were F. Ferrell Scruggs, Sr., Michael H. Godwin, and Bill J. Jones.

The Nominating Committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of the Company, consistent with independence, diversity and other criteria approved by the Board of Directors, recommending candidates to the Board of Directors for all directorships and for service on the committees of the Board.

With respect to the committee's evaluation of nominee candidates, the committee has no formal requirements or minimum standards for the individuals that are nominated. Rather, the committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of criteria that the committee generally views as relevant and is likely to consider. Some of these factors include a candidate's:

•	career experience, particularly experience that is germane to the Company's business, such as banking and financial services, legal, human resources, finance and marketing experience;
•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;
•	contribution to diversity of the Board of Directors;
•	integrity and reputation;
•	whether the candidate has the characteristics of an independent director;
•	academic credentials;
•	other obligations and time commitments and the ability to attend meetings in person; and
•	current membership on the Company's board -- our board values continuity (but not entrenchment).

The committee does not assign a particular weight to these individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors. With respect to the identification of nominee candidates, the committee has not developed a formalized process. Instead, its members and the Company's senior management generally recommend candidates whom they are aware of personally or by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

The Nominating Committee welcomes recommendations for nominations from the Company's shareholders and evaluates shareholder nominees in the same manner that it evaluates a candidate recommended by other means. In order to make a recommendation, the committee asks that a shareholder send the committee:

•	a resume for the candidate detailing the candidate's work experience and academic credentials;
•
written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company's Director Code of Conduct Policy and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated that Code or required a waiver, (4) is, or is not, "independent" as that term is defined in the committee's charter, and (5) has no plans to change or influence the control of the Company;

•
the name of the recommending shareholder as it appears in the Company's books, the number of shares of Common Stock that are owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name. (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references for the candidate, including contact information; and
•
any other information relating to the candidate required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Exchange Act.

For a proposal to be properly brought before a meeting by a shareholder, such shareholder must have given the Company notice of such proposal in written form meeting the requirements of the Company's By-laws no later than 60 days and no earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The committee does not necessarily respond directly to a submitting shareholder regarding recommendations.

Security holders may send communications directly to the Board of Directors and its respective committees by mailing their remarks to the following address:

James L. Dewar, Jr., Chairman
The Board of Directors
PAB Bankshares, Inc.
Post Office Box 1124
Valdosta, Georgia 31603-1124

The Board of Directors does not require the attendance of its members at the Annual Meeting. Nonetheless, all 14 directors attended last year's Annual Meeting.

THE FOLLOWING REPORTS OF THE AUDIT COMMITTEE AND THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH APPEARING THEREAFTER AFTER SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE IN ANY PREVIOUS OR FUTURE DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY EXPRESSLY INCORPORATES SAID REPORTS OR PERFORMANCE GRAPH BY REFERENCE IN ANY SUCH DOCUMENT.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which during fiscal 2005 consisted entirely of directors who meet the independence requirements of NASDAQ Rule 4350(d)(2) and Rule 10A-3 of the Exchange Act, has furnished the report set forth below.

Management is responsible for the Company's internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements' conformity to generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

Within this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

Bill J. Jones, Committee Chair
James B. Lanier, Jr.
Kennith D. McLeod
Paul E. Parker
John M. Simmons, III

INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins, LLC as independent auditors for the fiscal year ending December 31, 2006. Mauldin & Jenkins audited the consolidated financial statements of the Company for the 2005 fiscal year. We have been advised that a representative of Mauldin & Jenkins will be present at the Annual Meeting, be given an opportunity to speak, and be available to answer appropriate questions. Approval of our independent auditors is not a matter required to be submitted to our shareholders.

Audit Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2005, the review and attestation of our internal controls over financial reporting and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $124,000. The aggregate fees billed by Mauldin & Jenkins for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2004 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $113,000.

Audit-Related Fees

There were no aggregate fees, other than those disclosed under the caption Audit Fees above, billed and to be billed by Mauldin & Jenkins for assurance and related services reasonably related to the performance of the audit or review of the financial statements for fiscal year 2005 but such fees were $900.00 for fiscal year 2004. Audit-related services are principally fees paid in connection with reviews of interest rate risk, information technology, and compliance.

Tax Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for tax compliance, tax advice, and tax planning were $15,000 for fiscal year 2005 and $13,000 for fiscal year 2004. Such fees were principally paid for tax compliance services performed by Mauldin & Jenkins.

All Other Fees

There were no fees billed by Mauldin & Jenkins for professional services rendered other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees above for fiscal year 2005 and for fiscal year 2004.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be approved by the Audit Committee prior to the completion of the audit. The Audit Committee approved 100% of the services performed by Mauldin & Jenkins in 2005 other than the services underlying the Audit Fees disclosed above.

EXECUTIVE OFFICERS

The executive officers of the Company have entered into employment agreements with the Company as described in the section "Employment Agreements." The following sets forth certain information with respect to the executive officers of the Company.

M. BURKE WELSH, JR.
Director
President and Chief Executive Officer of the Company and the Bank
Age 59

Additional biographical information regarding Mr. Welsh, who is also a director, can be found under the heading of this proxy statement entitled "Proposal One: Election of Directors."

R. WESLEY FULLER
Executive Vice President and Director of Operations
Age 45

Mr. Fuller was appointed to serve as Executive Vice President of the Company and the Bank in August 2002. Mr. Fuller has served as Director of Operations for the Company and the Bank since January 2002. Mr. Fuller was Senior Vice President of the Company and the Bank from January 2002 to August 2002 and Vice President of the Bank from October 2001 to January 2002. Before joining the Company, Mr. Fuller was employed by Futurus Financial Services, Inc. and Futurus Bank, N.A. as Executive Vice President and Chief Financial Officer from 2000 to 2001 and by Premier Bancshares, Inc. as Executive Vice President of Operations from 1997 until 2000. Mr. Fuller’s banking career began in 1983 with First South Bank in Macon, Georgia.

DAVID H. GOULD, JR.
Executive Vice President / South Georgia and Florida
Age 58

Mr. Gould was appointed to serve as Executive Vice President and Regional President for the South Georgia and Florida markets of the Company and the Bank on November 29, 2005. Mr. Gould has over 30 years banking experience in leadership positions. From 2002 to 2005, Mr. Gould served as Chief Banking Officer at Community Bankshares, Inc in Cornelia, Georgia. From 1998 to 2001, Mr. Gould served as Consumer Market Executive for the Mid-South Banking Group at Bank of America in Nashville, Tennessee, where he retired after 25 years of combined service to that institution and its predecessors. Mr. Gould’s banking career began in 1974 at Citizens & Southern Bank in Savannah, Georgia.

WILLIAM L. KANE
Executive Vice President / Chief Credit Officer
Age 55

Mr. Kane was appointed to serve as Executive Vice President and Chief Credit Officer for the Company and the Bank on November 29, 2005. Mr. Kane also serves as a non-director member of the Bank's Loan Committee. Mr. Kane has 27 years of banking experience with the past 17 spent working for an institution in DeKalb and Gwinnett counties. Mr. Kane served as director and an executive officer of Mountain National Bank in Tucker, DeKalb County, Georgia from 1988 to 2004 when it merged into Bank of North Georgia. Mr. Kane continued to serve in various executive leadership positions for Bank of North Georgia including his last role as Regional Community Executive for Gwinnett County and Tucker. Mr. Kane’s banking career began in 1978 with National Bank of Georgia in Atlanta, Georgia.

DONALD J. TORBERT, JR.
Executive Vice President and Chief Financial Officer
Treasurer
Age 33

Mr. Torbert is a certified public accountant and was appointed to serve as Executive Vice President of the Company and the Bank in August 2003. Mr. Torbert has served as Chief Financial Officer and Treasurer of the Company and the Bank since August 2001. Mr. Torbert was Senior Vice President of the Company and the Bank from August 2001 to August 2003 and was Vice President and Controller of the Company from May 2000 to August 2001. Prior to joining the Company, Mr. Torbert was employed with Mauldin & Jenkins, LLC from 1994 to 2000, where he last served as an audit manager for the firm.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

In accordance with rules of the SEC, the Compensation Committee of the Company is providing the following report regarding compensation policies for the Company's Chief Executive Officer and other executive officers with respect to compensation paid to such persons during the last fiscal year. In March 2005, the Board of Directors established a Compensation Committee to make recommendations to the Board to discharge its responsibilities relating to the compensation of the Company’s executive officers. Michael H. Godwin, James L. Dewar, Jr., John E. Mansfield, Jr., Douglas W. McNeill, and R. Bradford Burnette (ex-officio) serve as the initial members of the newly formed Compensation Committee. Prior to March 2005, the full Board of Directors made all compensation decisions except as noted herein.

The Compensation Committee establishes the salary, bonus and other compensation of the Chief Executive Officer upon the recommendation by a majority of "independent" directors, as required by NASDAQ Rule 4350(c)(3). Prior to the creation of the Compensation Committee, when the Board of Directors considered matters relating to the compensation of the Chief Executive Officer, the Chief Executive Officer was excluded from the meeting. In 2005, the Compensation Committee engaged the services of Clark Consulting, a compensation consulting firm, to assist in the evaluation of executive compensation. The Compensation Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives. Further, the Compensation Committee strives to integrate its compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries are not based on the performance of the Company, but rather are intended to be commensurate with salaries paid to similarly situated executive officers.

In order to align the interests of management more closely with the interests of the shareholders of the Company, the Compensation Committee also employs performance-based measures in the form of both short-term and long-term incentive compensation awards. The Compensation Committee utilizes an annual incentive award in the form of a cash bonus for the Chief Executive Officer of the Company. The maximum amount of this bonus, as a percentage of base salary, is determined by reference to a selected grade in the Clark Consulting report. The actual amount of the bonus is calculated as a percentage of base salary, which percentage depends upon the attainment of certain financial goals set by the Board of Directors. The executive officers of the Bank, on the other hand, receive annual incentive bonuses which are based in part on the recommendation of the Company's Chief Executive Officer and are not tied to the performance of the Company, but rather to the return on assets, return on equity, growth of assets, and net income of the Bank.

Finally, the Company has implemented a program of long-term incentives through the grant of stock options exercisable for shares of the Company's common stock. Stock options are awarded by the Company's Board of Directors after taking into account various factors, including the achievement of performance goals set by the Board of Directors and the need to retain individuals who will perform valuable services to the Company.

The Board of Directors considered the salaries and bonuses of all of the executive officers of the Company and the Bank to be commensurate with those paid to similarly positioned executives in similar companies. Information on salaries for comparable executives was provided by Clark Consulting in the form of grades, annual base salary and incentive awards.

The Board of Directors believes that its mix of market-based salaries, variable incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the management team to produce favorable returns. The Board of Directors further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

Michael H. Godwin, Committee Chair
James L. Dewar, Jr.
John E. Mansfield, Jr.
Douglas W. McNeill
R. Bradford Burnette (ex-officio)

Summary Compensation Table

The following table sets forth a summary of compensation paid to or accrued on behalf of the Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during the 2005 fiscal year.

		Annual Compensation			Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)

M. Burke Welsh, Jr.	2005	225,000	150,750	10,200	10,000	20,459	(3)
President and	2004	197,800	100,750	-0-	-0-	18,321
Chief Executive Officer	2003	165,938	72,000	-0-	-0-	18,102

James L. Dewar, Jr. (4)	2005	-0-	-0-	27,350	2,000	-0-
Interim President and	2004	-0-	-0-	17,700	2,000	-0-
Chief Executive Officer	2003	-0-	-0-	13,050	2,000	-0-

R. Wesley Fuller	2005	151,000	90,075	-0-	7,000	19,717	(5)
Executive Vice President	2004	136,000	52,000	-0-	-0-	16,161
and Director of Operations	2003	120,000	40,000	-0-	-0-	14,582

David H. Gould, Jr. (6)	2005	23,221	-0-	-0-	10,000	47	(7)
Executive Vice President
South GA. and FL. Markets

William L. Kane (8)	2005	28,464	-0-	-0-	10,000	47	(9)
Executive Vice President
Chief Credit Officer

Donald J. Torbert, Jr.	2005	151,000	90,750	-0-	7,000	19,720	(10)
Executive Vice President,	2004	136,000	52,000	-0-	-0-	16,161
Chief Financial Officer,	2003	110,231	40,000	-0-	-0-	13,320
and Treasurer

(1)
The reported amount consists of director's fees. Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2)
The reported amount consists of the Company's contribution to a Profit Sharing Plan, a Section 401(k) Plan, and an Employee and Director Stock Purchase Program (the "SPP") and life insurance premiums paid by the Company for all executives named.

(3)
The reported amount consists of a $9,450 contribution to a Profit Sharing Plan, a $9,450 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $559 in life insurance premiums paid by the Company.

(4)
Mr. Dewar served as interim President and Chief Executive Officer of the Company from August 9, 2004 until February 22, 2005 when Mr. Welsh was promoted to the position by the Board of Directors. Mr. Dewar did not receive any compensation from the Company for his services as interim President and Chief Executive Officer of the Company.

(5)
The reported amount consists of a $9,079 contribution to a Profit Sharing Plan, a $9,079 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $559 in life insurance premiums paid by the Company.

(6)	Mr. Gould was appointed as an executive officer of the Company on November 29, 2005, and his initial annual base salary is $175,000.
(7)	The reported amount consists of $47 in life insurance premiums paid by the Company.
(8)	Mr. Kane was appointed as an executive officer of the Company on November 29, 2005, and his initial annual base salary is $187,360.
(9)	The reported amount consists of $47 in life insurance premiums paid by the Company.
(10)
The reported amount consists of a $9,082 contribution to a Profit Sharing Plan, a $9,079 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $559 in life insurance premiums paid by the Company.

Option Grants

The following table sets forth a summary of stock options granted to the Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during the 2005 fiscal year.

Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (2)
M. Burke Welsh, Jr.	10,000		8.30	14.13	3/29/2015	43,198
James L. Dewar, Jr.	2,000	(3)	1.66	13.11	1/1/2015	8,280
R. Wesley Fuller	7,000		5.81	14.13	3/29/2015	30,239
David H. Gould, Jr.	10,000		8.30	17.67	11/14/2015	51,594
William L. Kane	10,000		8.30	16.99	11/8/2015	49,609
Donald J. Torbert, Jr.	7,000		5.81	14.13	3/29/2015	30,239

(1)	Options granted become exercisable in five annual installments beginning with the first anniversary following the date of grant.
(2)	Based on Black-Scholes option pricing model using the following range of assumptions:
Risk-free interest rate	3.95% - 4.27%	Expected life of the option	7 - 10 years
Expected dividend yield	3.05% - 3.08%	Expected volatility	32.68% - 35.29%
(3)
In January 2005, the Company granted 2,000 stock options to James L. Dewar, Jr. as part of his annual retainer for Board service. These options were not granted in relation to his service as interim President and CEO of the Company.

Option Exercise and Fiscal Year-End Option Value Table

The following table sets forth certain information regarding the exercise of stock options during the 2005 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable			Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
M. Burke Welsh, Jr.	2,000	$37,300	21,436	/	20,409	$169,661	/	$139,323
James L. Dewar, Jr.	-0-	-0-	16,000	/	6,000	63,172	/	36,938
R. Wesley Fuller	-0-	-0-	8,200	/	12,800	79,070	/	88,170
David H. Gould, Jr.	-0-	-0-	-0-	/	10,000	-0-	/	5,800
William L. Kane	-0-	-0-	-0-	/	10,000	-0-	/	12,600
Donald J. Torbert, Jr.	-0-	-0-	13,073	/	11,768	111,918	/	72,643

(1)
In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, per-share fair market value is $18.25, the closing price for the common stock on December 31, 2005.

Director Compensation

For 2005, the directors of the Company were paid director's fees of $750 per meeting of the full Board of Directors, $300 per committee meeting and a $1,000 quarterly retainer. In addition, non-employee directors were granted 2,000 stock options as a non-cash retainer fee in 2005.

Employment Agreements

M. Burke Welsh, Jr. As of January 1, 2003, the Bank entered into an employment agreement with M. Burke Welsh, Jr while he was Executive Vice President and Chief Banking Officer of the Company and the Bank. Mr. Welsh was promoted to President and Chief Executive Officer of the Company and the Bank on February 22, 2005. Mr. Welsh's base salary in 2005 was $225,000. In the event Mr. Welsh's employment is terminated (i) by the Company other than for "cause" (such as a material breach of the employment agreement, gross negligence, or willful misconduct), or (ii) due to the Company's breach of the employment agreement, Mr. Welsh will be entitled to receive 200% of his base salary over a term of 24 months.

In the event of a change of control of the Company followed by a (i) reduction in Mr. Welsh's compensation, (ii) material change in Mr. Welsh's status, office, title, or reporting requirements, (iii) failure by the Company to increase Mr. Welsh's salary in accordance with established procedure, or (iv) required relocation by Mr. Welsh of more than 50 miles from the Company's main office, Mr. Welsh will be entitled to receive severance benefits in a lump sum cash amount equal to 2 times his total annual compensation for the fiscal year in which his compensation was highest.

Mr. Welsh's employment agreement restricts Mr. Welsh from, among other things, (i) disclosing confidential information, (ii) competing with the Company or the Bank within Lowndes County and Henry County Georgia for 12 months following termination, and (iii) employing any former employee of the Company or the Bank for 12 months following the employee's termination.

R. Wesley Fuller. As of January 1, 2003, the Bank entered into an employment agreement with R. Wesley Fuller as an Executive Vice President and Director of Operations of the Company and the Bank. Under the employment agreement, Mr. Fuller's initial annual base salary was $120,000. Mr. Fuller's base salary in 2005 was $151,000. The remainder of Mr. Fuller's agreement is substantially similar to the Company's agreement with Mr. Welsh described above.

Donald J. Torbert, Jr. As of January 1, 2003, the Bank entered into an employment agreement with Donald J. Torbert, Jr. while he was Senior Vice President, Chief Financial Officer, and Treasurer of the Company and the Bank. Under the employment agreement, Mr. Torbert's initial annual base salary was $106,106. Mr. Torbert's base salary in 2005 was $151,000. On August 26, 2003, Mr. Torbert was elected Executive Vice President, and his employment agreement was amended to reflect his change in position from Senior Vice President to Executive Vice President and to modify provisions relating to termination and change in control. The remainder of Mr. Torbert's agreement is substantially similar to the Company's agreement with Mr. Welsh described above.

Stock Option Plans

1994 Stock Option Plan

In 1994, the Company's Board of Directors approved the 1994 Employee Stock Option Plan (the "1994 Plan"), which provided for the grant of options to purchase shares of the Company's common stock to the employees of the Company. The 1994 Plan served as an employee incentive and encouraged the continued employment of key personnel by facilitating their purchase of an equity interest in the Company. The 1994 Plan was administered by the Board of Directors of the Company, which had the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. The 1994 Plan provided for the granting of both "incentive stock options" and "nonqualified stock options." The exercise price for each incentive stock option granted under the 1994 Plan was in no event to be less than 100% of the fair market value of the Company's common stock on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The 1994 Plan covered 400,000 shares of the Company's common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The 1994 Plan expired in April 2004, therefore no other options may be granted under the 1994 Plan.

1999 Stock Option Plan

In 1999, the Company's Board of Directors approved the 1999 Stock Option Plan (the "1999 Plan"), which provides for the grant of options to purchase shares of the Company's common stock to the Company's and its affiliates' directors, employees, consultants and advisors. The purposes of the 1999 Plan are to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participants' identification with shareholders' interests, and to facilitate the attraction and retention of key individuals with outstanding abilities. The 1999 Plan is administered by the Board of Directors of the Company, which has the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. Like the 1994 Plan, the 1999 Plan provides for the granting of both "incentive stock options" and "nonqualified stock options." The exercise price for each incentive stock option granted under the 1999 Plan shall in no event be less than 100% of the fair market value of the Company's common stock on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The 1999 Plan covers 600,000 shares of common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The Company granted options to acquire an aggregate of 120,500 shares to 34 directors and employees under the 1999 Plan in fiscal year 2005. As of March 1, 2005, there were only14,216 shares of the Company's common stock remaining available for grants under the 1999 Plan, which is why the Company’s shareholders are being asked to increase the number of shares authorized for issuance under the 1999 Plan as set forth in this Proxy Statement.

Employee and Director Stock Purchase Program

Effective July 1, 2002, the Board of Directors adopted the Employee and Director Stock Purchase Program, or “SPP”. The Bank, serving as the SPP custodian, uses funds contributed from employees and directors, matched by the Company at a rate of 50%, to purchase shares of the Company's common stock. Each employee of the Company or the Bank is eligible to participate in the SPP the first calendar month that follows 30 days of continuous employment. A director, including an advisory director, is eligible to participate in the SPP the first calendar month that follows the director's election or appointment as a director. Employees may contribute up to the lesser of $2,000 or 10% of their annual compensation and directors may contribute up to $2,000, per participant, per year. A participant may request a distribution of his or her entire account at any time. A participant's participation in the SPP terminates immediately upon termination of employment or director status. The SPP is administered by a committee appointed by the Board of Directors. The committee has the power to interpret the SPP and to establish, amend and revoke rules relating to the administration of the SPP. However, no amendment or termination may diminish a participant's right to the benefit of his or her own contributions and the employer matched contributions. The Company may amend or terminate the SPP or suspend employer match contributions at any time.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 2005, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, except:

•	a Form 4 for Mr. Mansfield related to his purchase of 1,000 shares of our common stock on November 21, 2005 was inadvertently filed late. The Form 4 was subsequently filed on November 29, 2005.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the Company's yearly percentage change in cumulative, five-year shareholder return with the Nasdaq - Total US Market Index and the SNL Southeast Bank Index. We have determined that the SNL Southeast Bank Index provides an appropriate and accurate comparison with our industry peers. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and the end of the period, by (ii) the share price at the beginning of the period.

Total Return Performance
250
200
150
100
50
0
Index Value
PAB Bankshares, Inc.
NASDAQ Composite
SNL Southeast Bank Index
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
PAB Bankshares, Inc.	100.00	111.32	91.13	177.26	153.58	220.28
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Southeast Bank Index	100.00	124.58	137.62	172.81	204.94	209.78

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the shares of the Company's common stock owned as of February 28, 2006, (i) by each person who beneficially owned more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors, director nominees and executive officers named in the Summary Compensation Table, and (iii) by all of the Company's directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares		Percentage Ownership (2)
R. Bradford Burnette	245,702	(3)	2.47

Walter W. Carroll, II	97,400	(4)	*

Dewar Family, L.P.	1,117,026	(5)	11.22
P. O. Box 2985
Valdosta, Georgia 31604

James L. Dewar, Jr.	1,483,480	(6)	14.90

James L. Dewar, Sr.	1,118,926	(7)	11.24

R. Wesley Fuller	18,401	(8)	*

Michael H. Godwin	3,138	(9)	*

David Gould, Jr.	0		*

Bill J. Jones	165,935	(10)	1.67

William Kane	0		*

James B. Lanier, Jr.	26,358	(11)	*

John E. Mansfield, Jr.	93,240	(12)	*

Kennith D. McLeod	73,080	(13)	*

Douglas W. McNeill	16,945	(14)	*

Paul E. Parker	38,115	(15)	*

F. Ferrell Scruggs, Sr.	94,114	(16)	*

John M. Simmons, III	103,932	(17)	1.04

Joe P. Singletary, Jr.	132,464	(18)	1.33

Donald J. Torbert, Jr.	17,753	(19)	*

M. Burke Welsh, Jr.	33,021	(20)	*
All directors and executive officers as a group (18 persons)	2,643,078		26.55
* Less than 1 percent.

(1)
Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. For purposes of this table, we have not required that an option have an exercise price lower than the price of our common stock as of February 28, 2006 ($20.84) in order to qualify as a right to acquire the underlying stock into which it converts. Unless otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been provided by the respective persons listed in the above table.

(2)
Based on 9,478,179 shares outstanding as of February 28, 2006 plus shares underlying outstanding stock options or warrants which are exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)
Includes 5,762 shares held by Mr. Burnette's wife and 6,201 shares held for Mr. Burnette's minor grandchildren by Mr. Burnette's wife as custodian. Mr. Burnette disclaims beneficial ownership of those shares held by his wife. Also includes 47,400 options exercisable within 60 days.

(4)	Includes 1,148 shares held by Mr. Carroll's wife, of which shares Mr. Carroll disclaims beneficial ownership. Also includes 19,600 options exercisable within 60 days.
(5)	The Dewar Family, L.P. is a limited partnership with Mr. Dewar, Sr., its limited partner, and Mr. Dewar, Jr., its general partner.
(6)
Includes 1,117,026 shares owned by the Dewar Family, L.P. Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses shared investment power as to all of the shares, the sole power to vote 563,354 of the shares, and shared power to vote 553,672 of the shares owned by the limited partnership. Also includes 18,000 options exercisable within 60 days and 4,858 shares held by Mr. Dewar, Jr.'s wife. Includes 1,000 shares held by Mr. Dewar, Jr.'s wife and stepchildren. Mr. Dewar, Jr. disclaims beneficial ownership of the shares held by his wife and those held by his wife and stepchildren. Mr. Dewar, Jr.'s mailing address is P. O. Box 2295, Valdosta, Georgia 31604.

(7)
Includes 1,117,026 shares owned by the Dewar Family, L.P., a family trust. Mr. Dewar, Sr. is a limited partner of the Dewar Family, L.P. and possesses shared investment power as to all shares owned by the limited partnership and shared power to vote 553,672 of the shares owned by the limited partnership. Includes 1,000 shares owned by his wife, of which he disclaims beneficial ownership. The mailing address of Mr. Dewar, Sr. is P. O. Box 2985, Valdosta, Georgia 31604.

(8)	Includes 9,600 options exercisable within 60 days. Also includes 200 shares held by Mr. Fuller’s minor children, over which shares Mr. Fuller has custodial power.
(9)	Includes 2,400 options exercisable within 60 days.
(10)	Includes 66,334 shares held by Mr. Jones' minor grandchildren, over which shares Mr. Jones has custodial power. Also includes 12,000 options exercisable within 60 days.
(11)	Includes 10,000 options exercisable within 60 days.
(12)
Includes 88,600 shares held in a family partnership of which Mr. Mansfield has sole voting power. Also, includes 400 options exercisable within 60 days and 1,000 shares held by Mr. Mansfield’s minor children over which shares Mr. Mansfield has custodial power.

(13)	Includes 10,300 shares held by Mr. McLeod's wife of which shares Mr. McLeod disclaims beneficial ownership. Also includes 8,000 options exercisable within 60 days.
(14)	Includes 400 options exerciseable within 60 days.
(15)	Includes 10,000 options exercisable within 60 days.
(16)
Includes 16,117 shares held by Mr. Scruggs' wife, of which shares Mr. Scruggs disclaims beneficial ownership and 14,332 shares held by a family limited partnership. Also includes 18,000 options exercisable within 60 days.

(17)	Includes 61,133 shares held by Mr. Simmons' wife, of which shares Mr. Simmons disclaims beneficial ownership. Also includes 12,000 options exercisable within 60 days.
(18)
Includes 17,126 shares held by Mr. Singletary's wife, of which shares Mr. Singletary disclaims beneficial ownership. Includes 7,708 shares owned by Sing Bros., Inc., of which Mr. Singletary is the President, and 3,102 shares owned by Tripo, Inc., of which Mr. Singletary is also the President. Also includes 18,000 options exercisable within 60 days.

(19)	Includes 14,773 options exercisable within 60 days.
(20)	Includes 23,436 options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the officers, directors and shareholders of the Company named in this Proxy Statement and the Bank, and affiliates of such persons, have from time to time engaged in banking transactions with the Bank. Such persons are expected to continue these transactions in the future. Any loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2005, loans to officers, directors, and shareholders of the Company named in this Proxy Statement and the Bank amounted to an aggregate of $14,145,660.

In 2005, the Bank invested in two limited partnerships for the purpose of owning Georgia low-income housing tax credits. Both limited partnerships are managed by separate entities owned, in part, by Mr. Dewar and Mr. Godwin. In September 2005, the Bank invested $416,250 for up to $1,000,000 in Georgia low income housing tax credits over a ten year period from certain qualifying low income housing properties in Georgia managed by an entity affiliated with Mr. Godwin. In December 2005, the Bank invested $825,507 for up to $2,038,290 in Georgia low income housing tax credits over a ten year period from a certain qualifying low income housing property in Georgia managed by an entity affiliated with Mr. Dewar. Both transactions were approved by the Board of Directors with Mr. Dewar and Mr. Godwin abstaining from the vote.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company's 2007 Annual Meeting of Shareholders must be received at the Company's principal executive offices by December 22, 2006 in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2007 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 7, 2007, and advises shareholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 7, 2007. Notices of intention to present proposals at the 2007 Annual Meeting of Shareholders should be addressed to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

ANNUAL REPORTS

Copies of the Company's 2005 Annual Report to Shareholders and Form 10-K, which includes the Company's financial statements for the year ended December 31, 2005, are being mailed to all shareholders together with this Proxy Statement.

APPENDIX A

PAB Bankshares, Inc.

1999 STOCK OPTION PLAN

ARTICLE I

Purpose, Scope and Administration of the Plan

1.1   Purpose. The purpose of this Stock Option Plan is to maximize the long-term success of PAB Bankshares, Inc. (the "Company"), and its affiliates, to ensure a balanced emphasis on both current and long-term performance and to enhance participants' identification with shareholder interests by providing financial incentives to selected members of its and its affiliates' boards of directors, employees and consultants who are in positions to make significant contributions toward that success. It is intended that the Company will, through the grant of options to purchase its common stock, attract and retain (and allow its affiliates to attract and retain) highly qualified and competent employees and directors and motivate such employees and directors to exert their best efforts on behalf of the Company and its affiliates.

1.2   Definitions. Unless the context clearly indicates otherwise, for purposes of this Plan:

(a)   "Board of Directors" means the Board of Directors of PAB Bankshares, Inc.

(b)   "Code" means the Internal Revenue Code of 1986, as amended.

(c)   "Committee" means the Stock Option Committee of the Board of Directors, which shall be composed of two or more members appointed from time to time by the Board of Directors from among its members. If the Board of Directors does not appoint a Stock Option Committee, all references in this Plan to the "Committee" shall be deemed to be references to the Board of Directors where the context so permits or requires.

(d)   "Common Stock" means the common stock of the Company, no par value per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 3.1 hereof.

(e)   "Company" means PAB Bankshares, Inc. and, where appropriate, any affiliates of the Company, including affiliates of the Company which become such after adoption of this Plan; provided, however, that for purposes of granting Incentive Stock Options, the term "Company" shall include only PAB Bankshares, Inc. and its subsidiaries that are corporations in which PAB Bankshares, Inc. directly or indirectly owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation as provided in Code Section 424(f).

(f)    "Fair Market Value" of a share of Common Stock on a specified date means:
(i)      if the Common Stock is then traded on a national securities exchange, the closing price on such date of a share of the Common Stock as traded on the largest securities exchange on which it is then traded; or

(ii)     if the Common Stock is not then traded on a national securities exchange, the mean between the closing composite inter-dealer "bid" and "ask" prices for Common Stock, as quoted on the NASDAQ National Market System (A) on such date, or (B) if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which such prices were quoted; or

(iii)    if the Common Stock is not then traded on a national securities exchange or quoted on the NASDAQ National Market System, the value determined in good faith by the Committee.

(g)   "Grant Date," as used with respect to a particular Option, means the date as of which the Option is granted by the Committee pursuant to the Plan.

(h)   "Grantee" means the person to whom an Option is granted by the Committee pursuant to the Plan.

(i)    "Incentive Stock Option" means an Option, or any portion thereof, granted to an employee of the Company which qualifies as an Incentive Stock Option as described in Section 422 of the Code, unless the Committee expressly designates the Option, or such portion thereof, as a Nonqualified Stock Option.

(j)    "Nonqualified Stock Option" means any Option granted under this Plan, other than an Incentive Stock Option.

(k)   "Option" means an option granted by the Committee pursuant to Article II to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Nonqualified Stock Option, as provided in Section 2.1 hereof.

(l)    "Option Notice" means the notice provided by the Company to a Grantee under which the Grantee is granted an Option pursuant to the Plan.

(m)      "Option Period" means, with respect to any Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date as the Committee in its sole discretion shall determine and during which the Option may be exercised.

(n)   "Plan" means this PAB Bankshares, Inc. 1999 Stock Option Plan, as amended and restated as set forth herein, and as may be subsequently amended from time to time.

1.3   Aggregate Limitation.

(a)   The maximum number of shares of Common Stock with respect to which Options may be granted shall not exceed a total of 600,000 shares in the aggregate, subject to possible adjustment in accordance with Section 3.1.

(b)   Any shares of Common Stock to be delivered by the Company upon the exercise of Options shall, at the discretion of the Board of Directors, be issued from the Company's authorized but unissued shares of Common Stock or transferred from any available Common Stock held in treasury.

(c)   The Committee may grant new Options hereunder with respect to any shares for which an Option expires or otherwise terminates prior to being exercised.

1.4   Administration of the Plan.

(a)   The Plan shall be administered by the Committee, which shall have the authority:

(i)      To determine the directors, employees, consultants and advisers of the Company to whom, and the times at which, Options shall be granted (provided that any grants made to participants who are "reporting persons" as defined in Section 16 of the Securities Exchange Act of 1934, shall, in the event the Committee fails to satisfy the requirements of Rule 16b-3, either be made by the full Board of Directors or by a sub-committee of the Committee, which satisfies such requirements), and the number of shares of Common Stock to be subject to each such Option, taking into consideration the nature of the services rendered by the particular Grantee, the Grantee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion may deem relevant;

(ii)     To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(iii)    To prescribe the terms and conditions of the Option Notices for the grant of Options (which need not be identical for all Grantees) in accordance and consistent with the requirements of the Plan; and

(iv)    To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b)   All decisions and determinations of the Committee in the administration of the Plan and on other matters concerning the Plan or any Option shall be final, conclusive and binding on all persons, including (but not by way of limitation) the Company, the shareholders and directors of the Company, and any persons having any interest in any Options. The Committee shall be entitled to rely in reaching its decisions on the advice of counsel (who may be counsel to the Company).

1.5   Eligibility for Awards. The Committee shall in accordance with Article II designate from time to time the directors, employees, consultants and advisers of the Company who are to be granted Options. In no event may a person who is not an employee of the Company be granted an Incentive Stock Option under the Plan.

1.6   Effective Date and Duration of Plan. The Plan shall become effective on the date of its adoption by the Board of Directors; provided, that any grant of Options under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within 12 months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any Options then outstanding) shall terminate on the tenth anniversary of its adoption by the Board of Directors.

ARTICLE II

Stock Options
2.1   Grant of Options.

(a)   The Committee may from time to time, subject to the provisions of the Plan, grant Options to directors, employees, consultants and advisers of the Company under appropriate Option Notices to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a).

(b)   The Committee may designate as an Incentive Stock Option any Option (or portion thereof) granted to an employee of the Company which satisfies the requirements of Sections 2.2 and 2.3 hereof. Any portion of an Option that is not designated as an Incentive Stock Option (or otherwise does not qualify as an Incentive Stock Option) shall be a Nonqualified Stock Option. A Nonqualified Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

2.2   Option Requirements.

(a)   An Option shall be evidenced by an Option Notice specifying the number and class of shares of Common Stock that may be purchased upon its exercise and containing such other terms and conditions consistent with the Plan as the Committee may determine to be applicable to that Option.

(b)   No Option shall be granted under the Plan on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors, without regard to any subsequent amendments or restatements.

(c)   An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(d)   (1)     If the employment of an employee terminates for any reason other than death or disability, any Options granted to the employee under this Plan which have not been exercised shall automatically terminate on the effective date of the employee's termination of employment; however, the Committee reserves the right to grant, in writing, to an employee the right to exercise any options granted under this Plan for a period not to exceed the earlier of ninety days from the date of such termination or the expiration date of the Options prescribed in the Option Notice, to the extent of the number of shares which were purchasable thereunder at the date of such termination. The transfer of an employee from the Company to any subsidiary or vice versa, or from one subsidiary to another subsidiary, shall not be deemed a termination of employment for purposes of the Plan.

(2)     In the event of the death of a Grantee, any Option held by the Grantee at the time of his or her death shall become fully exercisable, shall be transferred as provided in his or her will or as determined by the laws of descent and distribution, and may be exercised, in whole or in part, by the estate of the Grantee, or any person that acquired the Option by such bequest or inheritance from the Grantee, at any time or from time to time on or before the earlier of one year after the date of death or the expiration of the Option Period, as prescribed in the Option Notice. In the event that a Grantee becomes permanently and totally disabled (as determined by the Committee in its sole discretion), any Option held by him or her on the date of disability (such date to be determined by the Committee in its sole discretion) shall become fully exercisable and may be exercised in whole or in part, by the Grantee or his or her duly appointed guardian or conservator at any time or from time to time, on or before the earlier of one year after the date of disability or the expiration of the Option Period, as prescribed in the Option Notice.

(3)     For purposes of this Section 2.2(d), any member of the Board of Directors who has been issued Options under the Plan shall be treated as an employee and his or her resignation or removal from the Board of Directors shall be treated as a termination of employment.

(e)   The Committee may provide in the Option Notice for vesting periods which require the passage of time and/or the occurrence of events in order for the Option to become exercisable.

(f)    The option price per share of Common Stock of an Incentive Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date. The option price per share of Common Stock of a Nonqualified Stock Option shall be such price as shall be determined by the Committee at the time any such Nonqualified Option is granted, and may be greater than, equal to, or less than the Fair Market Value of a share of Common Stock at the time such Nonqualified Option is granted.

(g)   An Option shall not be transferable other than by will or the laws of descent and distribution, except that any vested portion of Nonqualified Stock Options may be transferred if the transfer is approved in advance in writing by the Committee or Board of Directors in their sole discretion. Unless transferred with approval as provided in the preceding sentence, during the Grantee's lifetime an Option shall be exercisable only by the Grantee or, if the Grantee is disabled and the Option remains exercisable, by his or her duly appointed guardian or other legal representative. Upon the Grantee's death, but only to the extent that the Option is otherwise exercisable hereunder, an Option may be exercised by the Grantee's legal representative or by a person who receives the right to exercise the Option under the Grantee's will or by the applicable laws of descent and distribution.

(h)   Upon demand by the Committee for such a representation, the Grantee (or any person acting on the Grantee's behalf) shall deliver to the Committee at the time of any exercise of an Option a written representation that the Common Stock to be acquired upon such exercise is to be acquired for investment and not for resale or with a view to the distribution thereof or such other representation as may be required by the Committee. Upon such demand, delivery of such representation prior to the delivery of any Common Stock issued upon exercise of an Option and prior to the expiration of the Option Period shall be a condition precedent to the right of the Grantee or such other person to purchase any shares of Common Stock.

(i)    A person electing to exercise an Option shall give written notice of election to the Company in such form as the Committee may require, accompanied by payment of the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may deem acceptable.

2.3   Incentive Stock Option Requirements.

(a)   An Option granted to an employee of the Company and designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

(b)   An Incentive Stock Option shall not be granted to an individual who on the Grant Date owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price per share of Common Stock will not be less than 110% of the Fair Market Value thereof on the Grant Date and the Option Period does not extend beyond five years from the Grant Date.

(c)   The aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000.

(d)   If shares of Common Stock acquired pursuant to an Incentive Stock Option are sold or otherwise disposed of by the Grantee within two (2) years of the Grant Date of the Option or within one (1) year after the transfer of such Common Stock to him or her, the Grantee shall immediately notify the Company of such disposition. The disposition by a Grantee of Stock within either such period will disqualify the favorable income tax benefit the Grantee had upon the exercise of the Option to purchase such shares. If such a disposition occurs, the Grantee will recognize in the year of exercise of the Option to purchase Common Stock, ordinary income per share in an amount equal to the fair market value of each of the shares as of the exercise date in excess of the fair market value determined on the Grant Date.

ARTICLE III

General Provisions
3.1   Adjustment Provisions.

(a)   In the event of:

(i)       payment of a stock dividend in respect of Common Stock; or

(ii)     any recapitalization, reclassification, split-up or consolidation of or other change in the Common Stock; or

(iii)    any exchange of the outstanding shares of Common Stock in connection with a merger, consolidation or other reorganization of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

then the Committee shall, in such manner as it may determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and the purchase price per share which must be paid thereafter upon exercise of any Option. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including (but not by way of limitation) the Company, the shareholders and directors of the Company, and any persons having any interest in any Options which may be granted under the Plan.

(b)   Except as provided above in subparagraph (a) of this paragraph 3.1, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options.

3.2   Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose, and may require as a condition to exercise of the Option that the Grantee (or any person acting on the Grantee's behalf) enter into any agreement or execute any acknowledgment that the Committee shall deem necessary to ensure that the shares of Common Stock acquired pursuant to the Option will be subject to any shareholders agreement as may be in effect at the time such Option is exercised.

3.3   No Rights as Shareholder or to Employment. No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to any Option until certificates evidencing the shares have been issued and delivered to the Grantee or any such person upon the exercise of the Option. Furthermore, an Option shall not confer upon any Grantee any rights to employment or any other relationship with the Company, including without limitation any right to continue in the employ of the Company, nor affect the right of the Company to terminate the employment or other relationship of the Grantee with the Company at any time with or without cause.

3.4   Legal Restrictions. If in the opinion of legal counsel for the Company the issuance or sale of any shares of Common Stock pursuant to the exercise of an Option would not be lawful for any reason, including (but not by way of limitation) the inability or failure of the Company to obtain from any governmental authority or regulatory body the authority deemed necessary by such counsel for such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to a Grantee or any other authorized person unless the Company receives evidence satisfactory to its legal counsel that the issuance and sale of the shares would not constitute a violation of any applicable securities laws. The Company shall in no event be obligated to take any action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

3.5   Rights Unaffected. The existence of the Options shall not affect: the right or power of the Company and its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issuance of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

3.6   Withholding Taxes. As a condition to exercise of an Option, the Company may in its sole discretion withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant or any exercise of an Option.

3.7   Choice of Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Georgia, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

3.8   Amendment, Suspension and Termination of Plan. The Plan may from time to time be terminated, suspended or amended by the Board of Directors in such respects as it may deem advisable, including any such amendment effected (i) so that the Incentive Stock Options granted hereunder shall be "incentive stock options" as such term is defined in Section 422 of the Code, or (ii) to conform to any change in any law or regulation governing the Plan, or the Options granted hereunder; provided, however, that no such amendment shall change the following unless approved by the shareholders of the Company within twelve months following the date such amendment is adopted:

(A)      The maximum aggregate number of shares for which Options may be granted under the Plan, except as required under any adjustment pursuant to Section 3.1 hereof; or

(B)      The requirements as to eligibility for participation in the Plan in any material respect.

(C)   Extend the term of the Plan.

3.9   Headings. The headings in this Plan are for convenience only and are not to be used in interpreting the meaning or effect of any provisions hereof.

AS ADOPTED BY THE BOARD OF DIRECTORS OF PAB BANKSHARES, INC. ON MARCH 15, 1999 and subsequently amended and restated.

PAB BANKSHARES, INC.

By:	/s/ Denise G. McKenzie
Secretary

PAB BANKSHARES, INC.
PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors of PAB Bankshares, Inc.

The undersigned shareholder hereby appoints Donald J. Torbert, Jr. and R. Wesley Fuller, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of PAB Bankshares, Inc. (the "Company") held of record by the undersigned on April 3, 2006, at the Annual Meeting of Shareholders (the "2006 Annual Meeting") to be held at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia, 31602, on Tuesday, May 23, 2006, at 10:00 a.m., local time, or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1.
The proposal to reelect the following individuals (the "Nominees") to serve as members of the Company's Board of Directors until the time specified and until their successors are duly elected and qualified: Walter W. Carroll, II, James L. Dewar, Jr., John E. Mansfield, Jr. and Joe P. Singletary, Jr. to serve as members of the Company's Board of Directors until the 2009 Annual Meeting of Shareholders of the Company.

Nominees:	Walter W. Carroll, II, James L. Dewar, Jr., John E. Mansfield, Jr. and Joe P. Singletary, Jr.

☐ FOR all Nominees listed above	☐ FOR ALL EXCEPT	☐ WITHHOLD authority to vote for all Nominees

Instructions:  To withhold authority to vote for any individual Nominee, mark “FOR ALL EXCEPT” and write that Nominee's name in the space provided below.

2.	The proposal to ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for the fiscal year 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
To approve the amendment to the PAB Bankshares, Inc. 1999 Stock Option Plan. The proposed amendment would increase the maximum aggregate number of shares of common stock for which options may be granted from 600,000 to 1,400,000 shares and extend the term of the Plan to ten years from the date of the adoption of these amendments by the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.

This Proxy revokes all prior proxies with respect to the 2006 Annual Meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF AUDITORS NAMED IN PROPOSAL 2, FOR THE APPROVAL OF THE AMENDMENT OF THE 1999 STOCK OPTION PLAN DESCRIBED IN PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE FIRST MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

DATED:
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.